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                                                                EXHIBIT 2.(C)

                               AMENDMENT NO. 1 TO
                      AGREEMENT AND PLAN OF REORGANIZATION
                                  By and Among
                            HOME INTERSTATE BANCORP,
                                   HOME BANK,
                                 CU BANCORP AND
                  CALIFORNIA UNITED BANK, NATIONAL ASSOCIATION


        This Amendment No. 1 (the "Amendment") to the Agreement and Plan of Reorganization dated January 10, 1996 (the "Agreement") by and among Home Interstate Bancorp ("Home"), Home Bank ("Home Bank"), CU Bancorp ("CU") and California United Bank, National Association ("CU Bank") (collectively, the "Parties"), is entered into as of March __, 1996 by and among the Parties. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.


                                R E C I T A L S

        WHEREAS, the Agreement provides, among other things, that the Parties intend to cause the merger of Home Bank, a state bank, with and into CU Bank, a national Bank, at the Effective Time or as soon as practicable thereafter;

        WHEREAS, after discussions with various bank regulatory agencies and an assessment of the relative costs and benefits of a state bank versus a national bank, the Parties have decided to modify the original structure of the proposed merger between Home Bank and CU Bank, as set forth in the Agreement, to provide for the merger of CU Bank with and into Home Bank, with Home Bank surviving the merger (the "Surviving Bank"); and

        WHEREAS, the Surviving Bank, following the consummation of the merger between CU Bank and Home Bank, will operate as a state bank;

        WHEREAS, as a result of the revised structure of the proposed merger between CU Bank and Home Bank, certain terms and provisions of the Agreement require modification;


                               A G R E E M E N T

        NOW, THEREFORE, in consideration of the foregoing and other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:


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        1.      Section 1.7 shall be amended to read in its entirety as
follows:

                "'Bank Merger' means the merger of CU Bank with and into Home Bank, with Home Bank surviving the Merger."

        2. As a result of the foregoing amendment, Sections 1.79, 1.80 and 1.81, as originally set forth in the Agreement, shall become Sections 1.80,
1.81 and 1.82, respectively.

        3. Section 1.79 shall be amended to read in its entirety as follows:

                "1.79 'Surviving Bank' means Home Bank, following the consummation of the Bank Merger."

        4. The last sentence of Section 4.6 shall be amended to read in its entirety as follows:

                "Except as set forth in the Home Schedules, no consent of, approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Home or Home Bank, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by Home and Home Bank of this Agreement, by Home of the Agreement of Merger, by Home and Home Bank of the Bank Merger Agreement, or the consummation by Home and Home Bank of the Merger or Bank Merger or the transactions contemplated hereby or thereby, except (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of Home and the sole shareholder of Home Bank; (ii) such approvals as may be required by the FRB and the Superintendent; (iii) the filing of the Agreement of Merger with the California Secretary; (iv) the filing of the Bank Merger Agreement with the Superintendent and the California Secretary; and (v) the filing with and approval by the SEC of the S-4 and the Proxy Statement.

        5. Section 4.26 shall be amended to read in its entirety as follows:

                "4.26 Disclosure Documents and Applications. None of the information supplied or to be supplied by or on behalf of Home or Home Bank ("Home Supplied Information") for inclusion in the documents to be filed with the SEC, FRB, the Superintendent, or any governmental entity in connection with the transactions contemplated in this Agreement will, at the respective times such documents are filed or become effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading."

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        6.      The last sentence of Section 5.6 shall be amended to read in its entirety as follows:

                "Except as set forth in the CU Schedules, no consent of, approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of CU or CU Bank, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by CU and CU Bank of this Agreement, by CU of the Agreement of Merger, by CU Bank of the Bank Merger Agreement, or the consummation by CU and CU Bank of the Merger or Bank Merger or the transactions contemplated hereby or thereby, except (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of CU and the sole shareholder of CU Bank; (ii) such approvals as may be required by the FRB and the Superintendent; (iii) the filing of the Agreement of Merger with the California Secretary; (iv) the filing of the Bank Merger Agreement with the Superintendent and the California Secretary; and (v) the filing with the approval by the SEC of the S-4 and the Proxy Statement."

        7. Section 5.26 shall be amended to read in its entirety as follows:

                "5.26 Disclosure Documents and Applications. None of the information supplied or to be supplied by or on behalf of CU or CU Bank ("CU Supplied Information") for inclusion in the documents to be filed with the SEC, FRB, the Superintendent, or any other governmental entity in connection with the transactions contemplated in this Agreement will, at the respective times such documents are filed or become effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading."

        8. Section 6.3(j) shall be amended to read in its entirety as follows:

                "(j) furnish to CU, as soon as practicable, and in any event within thirty days after it is prepared, (i) a copy of any report submitted to the board of directors of Home or Home Bank, provided, however, that Home need not furnish to CU communications of Home's legal counsel regarding Home's rights and obligations under this Agreement or books, records and documents covered by the attorney-client privilege, or which are attorneys' work product, (ii) copies of all reports, filings, certificates, correspondence and other documents filed with or received from the SEC, FRB, FDIC, Superintendent or any other governmental or regulatory entity, (iii) monthly unaudited consolidation balance sheets and consolidated statements of operations of Home; (iv) all proxy statements, information statements, financial statements, reports, sent by Home to its shareholders or other security holders, and (v) such other existing reports as CU may reasonably request relating to Home or Home Bank."

        9.      Section 6.6 shall be amended to read in its entirety as follows:

                "6.6 Notices; Reports. Home and Home Bank will promptly notify CU of any event of which Home or Home Bank obtains knowledge which has had or may

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reasonably be expected to have a materially adverse effect on the financial condition, operations, business or prospects of Home on a consolidated basis or in the event that Home or Home Bank determines that either is unable to fulfill any of the conditions to the performance of CU's obligations hereunder, as set forth in Articles IX or XI herein."

        10. Section 7.3(j) shall be amended to read in its entirety as follows:

                "(j) furnish to Home, as soon as practicable, and in any event within thirty days after it is prepared (i) a copy of any report submitted to the board of directors of CU or CU Bank, provided, however, that CU need not furnish to Home communications of CU's legal counsel regarding CU's rights and obligations under this Agreement or books, records and documents covered by the attorney-client privilege, or which are attorney's work product, (ii) copies of all reports, filings, certificates, correspondence and other documents filed with or received from the SEC, FRB, FDIC, OCC or any other governmental or regulatory entity, (iii) monthly unaudited consolidated balance sheets and consolidated statements of operations of CU, (iv) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by CU to its shareholders or other security holder, and (v) such other existing reports as Home may reasonably request relating to CU or CU Bank."

        11.     Section 7.6 shall be amended to read in it entirety as follows:

                "7.6 Notices; Reports. CU and CU Bank will promptly notify Home of any event of which CU or CU Bank obtains knowledge which has had or may reasonably be expected to have a materially adverse effect on the financial condition, operations, business or prospects of CU on a consolidated basis or in the event that CU or CU Bank determines that either is unable to fulfill any of the conditions to the performance of Home's obligations hereunder, as set forth in Articles IX or XI herein."

        12.     Section 9.3 shall be amended to read in its entirety as follows:

                "9.3 Regulatory Approvals." To the extent required by applicable law or regulation, all approvals or consents of any governmental authority, including, without limitation, those of the FRB and the Superintendent shall have been obtained or granted for the Merger and Bank Merger and the transactions contemplated hereby, and the applicable waiting period under all laws have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied."

        13.     Section 9.4 shall be amended to read in its entirety as follows:

                "9.4 Tax Opinion. CU and Home shall have received an opinion from Arthur Andersen that the Merger and the Bank Merger will not result in the recognition of gain or loss for federal income tax purposes to CU, CU Bank, Home or Home Bank, nor will the issuance of the CU Stock result in the recognition of gain or loss by the holders of Home Stock who receive such stock in connection with the Merger."


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        14.     Section 10.5 shall be amended to read in its entirety as
follows:

                "10.5 Officer's Certificate. There shall have been delivered to Home on the Closing Date a certificate executed by the President and the Chief Financial Officer of each of CU and CU Bank certifying, to the best of their knowledge, compliance with all of the provisions of Sections 10.2, 10.3, 10.4 and 10.11."

        15. Section 10.14 shall be amended to read in its entirety as follows:

                "10.14 Non-Performing Loans. CU Bank's Non-Performing Loans shall not exceed 75% of (i) the shareholder's equity of CU Bank as of the month end prior to the Effective Time plus (ii) the loan loss reserves of CU Bank."

        16. The last sentence of Section 11.2 shall be amended to read in its entirety as follows:

                "It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made with respect to the Home Schedules as updated in accordance with Section 6.3(k)."

        17. Section 12.1 shall be amended to read in its entirety as follows:

                "At and as of the Effective Time, the former officers and employees of Home and CU Bank who become officers and employees of the Surviving Company or Surviving Bank ("Transferred Employees") shall, in that capacity, be entitled to participate in all employee benefits and benefit programs of the Surviving Company or Surviving Bank, as the case may be, in accordance with the terms of such employee benefit programs. Surviving Company or Surviving Bank, as the case may be, shall recognize such Transferred Employees' service with Home and CU Bank for purposes of eligibility and vesting under all benefit programs. Surviving Company or Surviving Bank, as the case may be, shall also cover under its health plans, without the application of any pre-existing limitation or exclusion, all Transferred Employees and their covered dependents who are covered under similar Home or CU Bank health plans as of the Closing Date and who change coverage to Surviving Company's or Surviving Bank's health plans, as the case may be, at the time such Transferred Employees are first provided the option to enroll in Surviving Company's or Surviving Bank's health plans."

        18. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

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        IN WITNESS WHEREOF, the parties to this Amendment have duly executed this Amendment as of the day and year first above written.

                                CU BANCORP


                                By:
                                    -----------------------------------------
                                      Name:
                                      Title:




                                CALIFORNIA UNITED BANK, NATIONAL ASSOCIATION


                                By:
                                    -----------------------------------------
                                      Name:
                                      Title:




                                HOME INTERSTATE BANCORP


                                By:
                                    -----------------------------------------
                                      Name:
                                      Title:




                                HOME BANK


                                By:
                                    -----------------------------------------
                                      Name:
                                      Title:


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